UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2011

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Centre 5400 LBJ Freeway, Suite 450 Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 451-6750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 7, 2011, Aventine Renewable Energy Holdings, Inc. (the “Company”) entered into an incremental amendment (the “Incremental Amendment”) with Citibank, N.A., as administrative agent for the lenders under the Term Loan Agreement (as defined below), and Macquarie Bank Limited, as lender (“Macquarie”), to the Company’s senior secured term loan credit agreement, dated as of December 22, 2010 (the “Term Loan Agreement”).  Pursuant to the Incremental Amendment, Macquarie loaned an aggregate principal amount equal to $25,000,000, net of $1.3 million in fees, to the Company.  The loan under the Incremental Amendment has substantially the same terms as the existing loans under the Term Loan Agreement, including seniority ranking in right of payment and of security, maturity date, applicable margin and interest rate floor.  The Company continues to be subject to all other terms and restrictions contained in the original Term Loan Agreement.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: April 12, 2011

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

	By:	/s/ Calvin Stewart
	Name:	Calvin Stewart
	Title:	Chief Accounting and Compliance Officer